RESTATED
                                  BYLAWS

                                    OF

                  CRACKER BARREL OLD COUNTRY STORE, INC.

                                 ARTICLE I

                         MEETINGS OF SHAREHOLDERS

     1. ANNUAL MEETING. The annual meeting of the shareholders shall be held at such time and place, either within or without this State, as may be designated from time to time by the directors.

     2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by a majority of the board of directors, or, upon written demand delivered to the secretary, by the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. The place of said meetings shall be the principal office of the corporation, unless otherwise designated by the directors.

      3. NOTICE OF SHAREHOLDER MEETINGS. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered either personally or by mail to each shareholder entitled to vote at the meeting. Such notice shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting, and shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. The person giving such notice shall certify that the notice required by this paragraph has been given.

     4. QUORUM REQUIREMENTS. A majority of the shares entitled to vote shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. When a quorum is present at any meeting, a majority in interest of the stock there represented shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the charter, these bylaws, or by the laws of Tennessee, a larger or different vote is required, in which case such express provision shall govern the decision of such question.

     5. VOTING AND PROXIES. Every shareholder shall be entitled to one (1) vote for each share of stock standing in his name on the books of the Corporation at the time of any regular or special meeting. Every shareholder entitled to vote at a meeting may do so either in person or by written proxy,

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which proxy shall be filed with the secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven
(11) months from the date of its execution unless otherwise provided in the proxy.

     6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer book shall be closed for a stated period not to exceed in any case thirty days. If the stock transfer book shall be closed for the purpose of determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     7. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation shall make available, within two
(2) business days after notice of a meeting is given, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list, for a period beginning within two (2) business days after notice of such meeting is given shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be kept open at the time and place of the meeting and be subject to the inspection of any shareholder during the entire time of the meeting. In the event of any challenge to the right of any person to vote at the meeting, the presiding officer at such meeting may rely on said list as proper evidence of the right of parties to vote at such meeting.

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                                ARTICLE II

                            BOARD OF DIRECTORS

     1. QUALIFICATION AND ELECTION. Directors need not be shareholders or Tennessee residents, but they must be of legal age. They shall be elected by a plurality of the votes cast at the annual meetings of the shareholders. Each director shall hold office until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified.

     2. NUMBER. The number of directors shall be fixed from time to time by resolution of a majority of the board of directors, but shall never be more than fifteen (15).

     3. MEETINGS. The annual meeting of the board of directors shall be held immediately after the adjournment of the annual meeting of the shareholders, at which time the officers of the corporation shall be elected. The board may also designate more frequent intervals for regular meetings. Special meetings may be called at any time by the chairman of the board, the president, or any two (2) directors.

     4. NOTICE OF DIRECTORS' MEETINGS. The annual and all regular board meetings may be held without notice. Special meetings shall be held upon notice sent by any usual means of communication not less than the minimum number of days before the meeting as permitted by law.

     5. QUORUM AND VOTE. The presence of a majority of the directors shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of adjournment does not exceed one (1) month in any one adjournment. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board, unless the vote of a greater number is required by the charter, these bylaws, or by the laws of Tennessee.

     6. EXECUTIVE AND OTHER COMMITTEES. The board of directors may in its discretion appoint from its own membership an executive committee consisting of the chairman of the board and a minimum of three (3) other members, determine their tenure of office and their powers and duties. The executive committee shall have such powers as may, from time to time, be prescribed by the board of directors and these duties and powers may be all the duties and powers of the said board of directors, except those expressly prescribed by statute, subject to the general discretion, approval and control of the board of directors.

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                                ARTICLE III

                                 OFFICERS

     1. NUMBER. The corporation shall have a president and a secretary, and such other officers as the board of directors shall from time to time deem necessary. Any two or more offices may be held be the same person, except the offices of president and secretary.

     2. ELECTION AND TERM. The officers shall be elected by the board at its annual meeting. Each officer shall serve until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified.

     3. DUTIES. All officers shall have such authority and perform such duties in the management of the corporation as are normally incident to their offices and as the board of directors may from time to time provide. If not specified, the duties shall be as follows:

          (a) Chairman of the Board: The chairman of the board shall preside at all meetings of shareholders and of the board of directors, unless he requests another officer to preside in his stead. He shall have the general powers and duties of management usually vested in the office of chairman of the board of a corporation. He shall have such powers and duties as are prescribed by the board of directors.

          (b) Chief Executive Officer: The chief executive officer shall have general supervision, general direction and control of the business and the officers of the corporation, and shall have such other duties as the board of directors shall assign from time to time.

          (c) President: The president shall have general charge and control of the operation of the corporation, subject to the direction of the chief executive officer, board of directors and to these bylaws.

          (d) Vice-President: The vice-presidents shall have such powers and perform such duties as may be assigned to them by the president, chief executive officer and the board of directors.

          (e) Secretary: The secretary shall keep and preserve the minutes of the meetings of the board of directors and of the shareholders; he shall attend to the giving and serving of notice; he may sign with the president in the name of the corporation all stock certificates, contracts, and instruments authorized by the board of directors; he shall have charge of the certificate books and other books or papers as the board of directors may direct; all of which shall at all reasonable times be open to the examination of any director or shareholder, to the extent required by law, upon application

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               at the office of the corporation during business hours; he shall authenticate records of the corporation; and he shall in addition perform all duties incident to the office of secretary, subject to the control of the president, chief executive officer and the board of directors. He shall submit such reports to the board of directors as may be required by it.

          (f) Treasurer: The treasurer shall have the custody of all funds and securities of the corporation and shall keep proper accounts of same; when necessary or proper, he shall endorse, on behalf of the corporation, all checks, notes, and other obligations and shall deposit the same to the credit of the corporation in such bank or banks as the board of directors may designate. He shall enter regularly in the books of the corporation to be kept by him for that purpose a full and accurate account of all monies received and paid out by him on account of the corporation, and he shall at all reasonable times exhibit his books and accounts to any director or shareholder upon application at the office of the corporation during business hours; he shall perform all acts incident to the position of the treasurer, subject to the control of the president, chief executive officer and the board of directors.

          (g) Assistant Officers: The board of directors may elect one (1) or more assistant secretaries and one (1) or more assistant treasurers. In the absence of the secretary, an assistant secretary shall, except as the president, chief executive officer or the board of directors may otherwise provide, perform all of the duties of the secretary, and when so acting shall have the powers of the secretary. In the absence of the treasurer, an assistant treasurer shall, except as the president, chief executive officer or the board of directors may otherwise provide, perform all of the duties of the treasurer, and when so acting shall have the powers of the treasurer.


                                 ARTICLE IV

                   RESIGNATIONS, REMOVALS, AND VACANCIES

     1. RESIGNATIONS. Any officer or director may resign at any time by giving written notice to the chairman of the board, the president, or the secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its delivery to the corporation.

     2. REMOVAL OF OFFICERS. Any officer may be removed by the board at any time, with or without cause.

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     3.   REMOVAL OF DIRECTORS.  Any or all of the directors may be removed either with or without cause by a proper vote of the shareholders; and, as provided in the charter, may be removed with cause by a majority vote of the entire board. "Cause shall include a director willfully or without reasonable cause being absent from any regular or special meeting for the purpose of obstructing or hindering the business of the corporation.

     4. VACANCIES OF DIRECTORS. Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in any directorship for any reason, including removal of a director, may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists.


                                  ARTICLE V

                               INDEMNIFICATION

     1. LIABILITY OF OFFICERS AND DIRECTORS. No person shall be liable for any loss or damage suffered on account of any action taken or omitted to be taken by him as a director or officer of the corporation in good faith and in accordance with the standard of conduct set forth in T.C.A. subsection 48-18-502.

     2. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The corporation shall indemnify to the fullest extent permitted by law any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the board of directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amount paid upon judgments, counsel fees, and amount paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the corporation or such other corporation, except in relation to such matters to which any such director or officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders, or otherwise.

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                                ARTICLE VI

                               CAPITAL STOCK

     1. STOCK CERTIFICATES. Every shareholder shall be entitled to a certificate or certificates of capital stock of the corporatioin in such form as may be prescribed by the board of directors. Unless otherwise decided by the board, such certificates shall be signed by the president and the secretary of the corporation.

     2. TRANSFER OF SHARES. Shares of stock may be transferred on the books of the corporation by delivery and surrender of the properly assigned certificate, but subject to any restrictions on transfer imposed by either the applicable securities laws or any shareholder agreement.

     3. LOSS OF CERTIFICATES. In the case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the board of directors shall prescribe.

                               ARTICLE VII

                            ACTION BY CONSENT

     Whenever the shareholders or directors are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon and indicating each person or entity's vote or abstention on the action. The action must receive the affirmative vote of the number of votes that would be necessary to authorize or take such action at a meeting.

                               ARTICLE VIII

                            AMENDMENT OF BYLAWS

     Except as otherwise permitted by law, these bylaws may be amended, added to, or repealed either by: (1) a majority vote of the shares represented at any duly constituted shareholders' meeting, or (2) a majority vote of the entire board of directors. Any change in the bylaws made by the board of directors, however, may be amended or repealed by the shareholders.

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                               ARTICLE IX

                             GENDER AND NUMBER

     Whenever the context of this document requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

                               CERTIFICATION

     I certify that these bylaws were adopted by the organizational meeting of the corporation held on the 31st day of August, 1995.

                                                      /s/Michael J. Zylstra
                                                      Secretary